UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2012

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Powerwave Technologies, Inc. (the “Company”) is providing updated consolidated financial statements as of January 1, 2012 for each of the three years in the period ended January 1, 2012 (the “Consolidated Financial Statements.”)

In the Company’s unaudited consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (filed on November 9, 2012), the Company disclosed certain conditions subsequent to 2011, including significant negative cash flows from operations, declining revenue and cash expenses from restructuring activities that raises substantial doubt about its ability to continue as a going concern.

The updated Consolidated Financial Statements attached to this Current Report include the following changes: (i) The information included in “Note 19 – Subsequent Event” has been added to the Company’s Annual Report on Form 10-K filed on February 28, 2012 related to the Company’s ability to continue as a going concern; and (ii) Deloitte & Touche LLP, the Company’s independent registered public accounting firm, reissued its report and included an explanatory paragraph related to the Company’s ability to continue as a going concern. The updated Consolidated Financial Statements are not being filed as a result of an error in the Company’s previously filed financial statements and no other changes or modifications have been made to the Consolidated Financial Statements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

The following exhibits are furnished as part of this report.

Exhibit Number	Description

23.1	Updated Consent of Independent Registered Public Accounting Firm.

99.1	Updated Report of Independent Registered Public Accounting Firm and Consolidated Financial Statements of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2012		POWERWAVE TECHNOLOGIES, INC

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

23.1	Updated Consent of Independent Registered Public Accounting Firm.

99.1	Updated Report of Independent Registered Public Accounting Firm, Consolidated Financial Statements and Financial Statement Schedule of the Company.

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